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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2002

CYGNUS, INC.
(Exact name of registrant as specified in its charter)

0-18962
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	94-2978092 (I.R.S. Employer Identification No.)

400 Penobscot Drive, Redwood City, California 94063-4719
(Address of principal executive offices, with zip code)

(650) 369-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On June 18, 2001, the Securities and Exchange Commission declared effective the Registration Statement on Form S-3 (File No. 333-60962) (the "Registration Statement") of Cygnus, Inc., which permits Cygnus to issue up to an aggregate of $50,000,000 of common stock, preferred stock, depositary shares, senior debt, and warrants.

        On February 13, 2002, Cygnus entered into an Underwriting Agreement with CIBC World Markets Corp. and Robertson Stephens, Inc. relating to the sale of 4,000,000 (4,600,000 if the over-allotment is exercised in full) shares of Cygnus common stock to the underwriters for $3.2725 per share, net of the underwriting discount. The public offering price for the shares will be $3.50 per share. The offering of the shares will be made by means of a prospectus, a copy of which may be obtained from CIBC. This prospectus, which consists of a prospectus supplement, dated February 13, 2002, and a base prospectus, dated May 15, 2001, has been filed with the SEC.

        In order to furnish certain exhibits for incorporation by reference into the Registration Statement, Cygnus is filing the Underwriting Agreement and an opinion Cygnus received from its counsel regarding the validity of the shares to be sold pursuant to the Underwriting Agreement.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.
Exhibit Number
1.1	Underwriting Agreement dated February 13, 2002
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.
Dated: February 19, 2002	By:	/s/ BARBARA G. MCCLUNG Barbara G. McClung Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Document
1.1	Underwriting Agreement dated February 13, 2002
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX